As filed with the Securities and Exchange Commission on August 21, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Avino Silver & Gold Mines Ltd.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Suite 900, 570 Granville Street

Vancouver, British Columbia

V6C 3P1, Canada

604-682-3701

(Address and telephone number of Registrant’s principal executive offices)

Paracorp Incorporated

1090 Vermont Ave NW #910

Washington, DC 20005

888-272-3725

(Name, address and telephone number of agent for service)

Copy to:

Malcolm Davidson Chief Financial Officer 570 Granville Street, Suite 900 Vancouver, British Columbia V6C 3P1, Canada Telephone: (604) 682-3701 Facsimile: (604) 682-3600	Daniel B. Eng Lewis Brisbois Bisgaard & Smith LLP 333 Bush Street, Suite 1100 San Francisco, California 94104 Telephone: (415) 362-2580 Facsimile: (415) 434-0882

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities. ☐

 CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)(5)(6)(7)	Proposed maximum offering price per unit (3)	Aggregate maximum offering price (3)(4)(5)	Amount of registration fee (3)
Common shares, without par value
Warrants
Units
Debt Securities	(7)
Total	$25,000,000			$3,112.50

_________

(1)	Also includes an indeterminate aggregate principal amount and number of securities of each identified class of securities (except for debt securities which will not exceed $10,000,000) up to a proposed aggregate offering price of $25,000,000, which may be offered by the registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Except as provided in Rule 426(b) under Securities Act of 1933, in no event will the aggregate offering price of all types of securities (except for debt securities which will not exceed $10,000,000) issued by the Registrant pursuant to this registration statement exceed $25,000,000.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Pursuant to General Instruction II.C. of Form F-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(5)	Includes consideration to be received by the Registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(6)	Consisting of some or all of the securities listed above, in any combination, including common shares, warrants and debt securities.

(7)	In no case shall the aggregate amount of debt securities exceed $10,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This registration statement on Form F-3 includes $25,000,000 of our common shares, warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities in one or more transactions.

This registration statement contains two prospectuses:

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a base prospectus which covers the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $25,000,000 of common shares, warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities; and

•

an at the market sales agreement prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $8,000,000 of common shares that may be offered, issued and sold by the Registrant under a sales agreement with Cantor Fitzgerald & Co.

The base prospectus immediately follows this Explanatory Note. The at the market sales agreement prospectus immediately follows the base prospectus. The common shares that may be offered, issued and sold by the Registrant under the at the market sales agreement prospectus is included in the $25,000,000 of securities, including common shares that may be offered, issued and sold by the Registrant under the base prospectus.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 21, 2018

PROSPECTUS

$25,000,000

Common Shares

Warrants

Units

Debt Securities

From time to time, we may offer up to $25,000,000 of our common shares, warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities in one or more transactions.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus which may include, but is not limited to, an at the market sales agreement prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common shares are listed on the NYSE American and on the Toronto Stock Exchange under the symbol “ASM.” We have registered $25,000,000 of our securities. On July 5, 2018, a date within sixty day of the date of this prospectus, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $69,077,000, based on 55,805,653 common shares outstanding, of which 53,136,599 common shares were held by non-affiliates, and a per share price of $1.30 based on the closing sale price of our common shares on July 5, 2018. On August 17, 2018, the closing price for our common share was $0.92. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus. We will state on the cover of each prospectus supplement the amount of our public float, the amount of securities being offered, and the amount of securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2018.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These statements relate to future events concerning our business and to our future revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the year ended December 31, 2017, as well as in our other reports filed from time to time with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING

ESTIMATE OF MEASURED AND INDICATED MINERAL RESOURCES

In Canada, an issuer is required to provide technical information with respect to mineralization, including reserves and resources, if any, on its mineral exploration properties in accordance with Canadian requirements, which differ significantly from the requirements of the SEC applicable to registration statements and reports filed by United States companies pursuant to the Securities Act, or the Exchange Act. As such, information contained in this registration statement concerning descriptions of mineralization under Canadian standards may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the SEC. In particular, this registration statement and the annual report on Form 20-F incorporated herein includes the terms “mineral resource,” “inferred mineral resource” “indicated mineral resource” and “measured mineral resource.” Investors are advised that these terms are defined in and required to be disclosed under Canadian rules by National Instrument 43-101 (“NI 43-101”). U.S. Investors are cautioned not to assume that any part of the mineral deposits in these categories will ever be converted into reserves. Further, these terms are not defined terms under SEC Industry Guide 7 and are not permitted to be used in reports and registration statements filed with the SEC by U.S. domestic issuers. In addition, NI 43-101 permits disclosure of “contained ounces” of mineralization. In contrast, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7, as interpreted by the staff of the SEC, mineralization may not be classified as a “reserve” for United States reporting purposes unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC standards.

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U.S. Investors are cautioned not to assume that any part or all of the mineral deposits identified as an “indicated mineral resource,” “measured mineral resource” or “inferred mineral resource” will ever be converted to reserves as defined in NI 43-101 or SEC Industry Guide 7. Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, or economic studies. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer our common shares, various series of warrants to purchase common shares, common shares or warrants either individually or in units, or securities such as debt securities, that may be convertible into our common shares, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplement, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Avino” or the “Company,” refer to Avino Silver & Gold Mines Ltd.” Reference to dollars shall mean United States dollars unless otherwise referenced.

ABOUT AVINO SILVER & GOLD MINE LTD.

We were incorporated by Memorandum of Association under the laws of the Province of British Columbia, Canada on May 15, 1968, and on August 22, 1969, by virtue of an amalgamation with Ace Mining Company Ltd., became a public company whose common shares are registered under the Exchange Act and we changed our name to Avino Mines & Resources Limited. On April 12, 1995, we changed our corporate name to International Avino Mines Ltd. and effected a reverse stock split of one common share for every five common shares outstanding. On August 29, 1997, we changed our corporate name to Avino Silver & Gold Mines Ltd. to better reflect our business of exploring for and mining silver and gold. Our principal executive office is located at Suite 900, 570 Granville Street, Vancouver, British Columbia V6C 3P1, Canada. Our telephone number is (604) 682-3701. Our website is located at www.avino.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

We are a natural resource company, primarily engaged in the extracting and processing of gold, silver, and copper and the acquisition and exploration of natural resource properties. Our principal business activities have been the exploration for and extracting and processing of silver, gold and copper at a mineral property located in the State of Durango, Mexico (known as the “Avino Property”), located near the town of Durango, comprising the “San Gonzalo Mine” and the “Avino Mine”, both of which are currently in operation. We also own indirectly through our British Columbia subsidiary other exploration and evaluation assets in British Columbia (the “Bralorne Mine Property”), a gold exploration property located near Gold Bridge British Columbia, which is currently under development, and nine (9) mineral claims located in the Lillooet Mining Division, British Columbia (the “BRX Property”) which are currently inactive, and fourteen (14) quartz mining leases in the Yukon Territory, Canada (the “Eagle Property”), which are currently inactive.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file certain reports and other information with the SEC. Such reports and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.avino.com. You may access our Annual Report on Form 20-F filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as certain filings made with the SEC under Sections 13(a), 13(c), or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

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•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A, filed with the SEC on July 26, 2011;

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on April 3, 2018;

•	Exhibit 99.1 to our Form 6-K filed with the SEC on April 10, 2018, containing the Technical Report Resources Update for the Avino Property with the effective date of February 21, 2018;

•

Exhibit 99.1 to our Form 6-K for April 2018 filed with the SEC on April 26, 2018 containing our Information Circular dated April 19, 2018 related to our Annual and Special Meeting of Shareholders to held on May 24, 2018;

•

Exhibits 99.1 and 99.2 to our Form 6-K filed with the SEC on May 16, 2018, containing our Condensed Consolidated Interim Financial Statements for the three months ended March 31, 2018 and Management Discussion and Analysis;

•	Exhibit 99.1 to our Form 6-K filed with the SEC on June 18, 2018 containing information on change of director; and

•

Exhibits 99.1 and 99.2 to our Form 6-K filed with the SEC on August 8, 2018, containing our Condensed Consolidated Interim Financial Statements for the six months ended June 30, 2018 and Management Discussion and Analysis.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), and 15(d) of the Exchange Act and incorporated herein after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to:

Dorothy Chin, Corporate Secretary

Avino Silver & Gold Mines, Ltd.

570 Granville Street, Suite 900

Vancouver, British Columbia V6C 3P1

Canada

Tel: 604 682-3701

Fax: 604 682-3600

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RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus, prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

In addition to the foregoing risks, if we issue debt securities pursuant to a trust indenture, we do not intend to register the trust indenture under the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), pursuant to an exemption. Accordingly, holders of our debt securities, if any, may not receive the same protection that they would otherwise receive if the trust indenture was registered under the Trust Indenture Act including the appointment of a suitable independent and qualified trustee to act for the benefit of the holders of the debt securities and certain substantive provisions for the trust indenture including debt holders’ lists, reports, and duties and responsibilities of the trustee that would be entered into by the trustee and us.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $25,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see "Plan of Distribution" below).

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2018. This table should be read in conjunction with our audited consolidated financial statements as at and for the years ended December 31, 2017 and 2016, and our unaudited interim consolidated financial statements as at and for the six months ended June 30, 2018, which are incorporated by reference in this prospectus.

As at June 30, 2018 (in 000s)

Term facility	$667
Equipment loans	589
Finance lease obligations	1,396
Total liabilities	$2,652

Equity
Share capital	$85,417
Equity reserves	10,603
Treasury shares (14,180 shares, at cost)	(97)
Accumulated other comprehensive loss	(5,800)
Accumulated deficit	(17,246)
Total equity	$72,877
Total capitalization	$75,529

PRICE RANGE OF OUR COMMON SHARES

Our common shares are listed on the NYSE American and TSX under the symbol “ASM.” We graduated from the TSX Venture Exchange (“TSX-V”) on January 8, 2018. Please see the applicable prospectus, prospectus supplement for a summary of the price range for our common shares.

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DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our common shares, warrants to purchase common shares, either individually or in units, and debt securities or other securities that may be converted into our common shares in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Shares”, “Description of Warrants”, “Description of Units” and “Description of Debt Securities” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion or sinking fund terms, if any;
•	voting or other rights, if any;
•	conversion prices, if any; and
•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus, prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL SHARES

The description below of our capital shares is a summary and is qualified in its entirety by reference to our Articles of Incorporation (“Articles”). For a complete description, you should refer to our Articles, copies of which are on file with the SEC.

Our Articles authorizes the issuance of an unlimited number of common shares, without par value.

Common Shares

Each holder of common shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders, except matters that relate only to one or more of the series of preferred share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding preferred shares.

Holders of common shares have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common share. All outstanding common shares are, and the common shares offered by us in this offering, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred share which we may designate in the future.

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Articles Anti-Takeover Provisions

Issuance of Shares

Our Articles authorizes us to issue an unlimited number of common shares. Shareholder approval is not necessary to issue our common shares. Issuance of these common shares could have the effect of making it more difficult and more expensive for a person or group to acquire control of us, and could effectively be used as an anti-takeover device.

In addition, the Articles permit the board of directors to: (1) create one or more classes or series of shares, or if none of the shares of a class or series of shares are issued, eliminate that class or series of shares, (2) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue, (3) subdivide all or any unissued or fully paid issued shares by way of a stock dividend, (4) change any of its unissued or fully paid issued shares without par value into shares with par value, (5) alter the identifying names of any of its shares, or (6) otherwise alter its shares or authorized share capital when required or permitted to do so by the British Columbia Business Corporations Act (the “BCBCA”). Any of these powers could be used to make it more difficult for a third party to acquire the company, or to discourage a third party from acquiring the Company.

Size of Board of Directors and Removal of Directors

Our Articles provide that:

•	the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors, but must consist of not less than three directors; and

•	vacancies on our board of directors, however the vacancy occurs, may be filled by a majority of directors then in office, even though less than a quorum.

As permitted under the BCBCA and the Articles, the board of directors may also be enlarged by the appointment of additional directors only by the then current board of directors, and is limited to up to one-third of the number of directors previously elected or appointed by the shareholders.

The limitations on the removal and appointment of directors and the filling of casual vacancies, could have the effect of making it more difficult for a third party to acquire the Company, or of discouraging a third party from acquiring the company.

Calling of Special Meetings of Shareholders

Our Articles provide that special shareholder meetings for any purpose may generally only be called by our board of directors. However, the BCBCA does contain provisions for shareholders holding at least 5% of the total issued and outstanding shares to requisition shareholder meetings. Upon receiving a shareholder requisition stating in 1,000 words or less the business to be transacted, the directors must send notice of a general meeting to be held within four months from the date the requisition was received to transact the business stated in the requisition. If the directors do not send the notice of meeting within 21 days after the date the requisition was received, then the requisitioning shareholders may send notice of the general meeting to be held to transact the business stated in the requisition. These provisions could have the effect of delaying or discouraging stockholder actions that are favored by a majority of our outstanding voting stock.

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Advance Notice Requirements for Director Nominations

Our Articles establish an advance notice procedure for shareholder proposed nominations of candidates for election to the board of directors. Shareholders at an annual meeting may only consider nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the shareholder’s intention to nominate any person before the meeting. These provisions could have the effect of delaying until the next shareholder meeting shareholder actions that are favored by the holders of a majority of our outstanding voting stock.

Listing

Our common shares are listed on NYSE American and TSX under the symbol “ASM.” We graduated from the TSX Venture Exchange (“TSX-V”) on January 8, 2018.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare, 3rd Floor, 510 Burrard Street, Vancouver, British Colombia V6C 3B9.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

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Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;
•	the total number of warrants;
•	the price or prices at which the warrants will be issued;
•	the price or prices at which the warrants may be exercised;
•	the currency or currencies that investors may use to pay for the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	whether the warrants will be issued in registered form or bearer form;
•	information with respect to book-entry procedures, if any;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	if applicable, the terms of redemption of the warrants;
•	the identity of the warrant agent, if any;
•	the procedures and conditions relating to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common share will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common share.

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Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into common shares. In no case shall the amount of the debt securities exceed $10,000,000 in the aggregate. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. We may also issue a series of debt securities under a separate indenture agreement to be entered into between us and an indenture agent. Such indenture agreement, if any, will not be qualified with the SEC pursuant to an exemption. The indenture agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including but not limited to the following:

•	the title of the debt securities;
•	the total amount of the debt securities;
•	the amount or amounts of the debt securities will be issued and interest rate;
•	the conversion price at which the debt securities may be converted;
•	the date on which the right to exercise the debt securities will commence and the date on which the right will expire;
•	if applicable, the minimum or maximum amount of debt securities that may be exercise at any one time;
•	if applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;
•	if applicable, a discussion of material United States federal income tax consideration;
•	if applicable, the terms of the payoff of the debt securities;
•	the identity of the indenture agent, if any;
•	the procedures and conditions relating to the exercise of the debt securities; and
•	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

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Debt Securities

We may issue the debt securities in one or more series under one or more agreements, which may include a trust indenture to be entered into between us and a bank, trust company, or other financial institution as indenture agent, if any.

In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture. However, if a trust indenture is requested by a placement agent, underwriter or broker-dealer as a condition of the financing, we will provide and enter into a trust indenture. If a trust indenture is entered into, we do not intend to register the trust indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”) pursuant to an exemption. Under Section 304(a)(9) of the Trust Indenture Act, the Trust Indenture Act does not apply to any security which is to be issued under an indenture which limits the aggregate principal amount of securities at any time outstanding thereunder to $10,000,000. We do not intend to issue debt securities, if any, pursuant to a trust indenture that will exceed $10,000,000. If a trust indenture is entered into, we will file the trust indenture as an exhibit on Form 6-K before making any offer of debt securities.

The indenture agent under an indenture agreement, if any, will act solely as our agent in connection with the debt securities issued under that agreement. Any holder of debt securities may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those debt securities in accordance with their terms.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common share.

Conversion of Debt Securities

A debt security may entitle the holder to purchase for in exchange for the extinguishment of debt an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common share, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Shares”, “Description of Warrants” and “Description of Debt Securities” above, will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus, prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities to fund our growth plans, for working capital, and for other general corporate purposes, including capital expenditures related to our growth. We may also use a portion of the net proceeds to acquire or invest in businesses whom, from time to time, we engage and explore the possibility of strategic partnering or investment.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;
•	to or through underwriters;
•	through broker-dealers (acting as agent or principal);
•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;
•	through a combination of any such methods of sale; or
•	through any other methods described in a prospectus, prospectus supplement.

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The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NYSE American or TSX or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, outstanding debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

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We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Ownership in our securities and the acquisition and disposition thereof raises certain U.S. federal income tax considerations. Each prospectus supplement will address the summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2017.

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LEGAL MATTERS

The law firm of Salley Bowes Harwardt Law Corporation has acted as the Company’s counsel by providing an opinion on the validity of the Securities offered in this prospectus and applicable prospectus supplement and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents. Certain legal matters related to the Securities offered by this prospectus will be passed upon on the Company’s behalf by Salley Bowes Harwardt Law Corporation, with respect to matters of Canadian law, and Lewis Brisbois Bisgaard & Smith LLP, San Francisco, California with respect to matters of United States law.

EXPERTS

Manning Elliott LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 20-F for the three years ended December 31, 2017, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Manning Elliott LLP’s report, given on their authority as experts in accounting and auditing.

Information relating to the Company’s mineral properties in this prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Tetra Tech Canada Inc., QG Australia (Pty) Ltd, Kirkham Geosystems Ltd., and Jasman Yee, P. Eng. and this information has been included in reliance on such persons’ and companies’ expertise.

Tetra Tech Canada Inc., QG Australia (Pty) Ltd, Kirkham Geosystems Ltd., and Jasman Yee, P. Eng and any director, officer, employee or partner thereof, has not received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company, except that Mr. Yee is a director of the Company and has received compensation for servicing as such.

ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

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$25,000,000

Common Shares

Warrants

Units

Debt Securities

PROSPECTUS

                , 2018

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 21, 2018

PROSPECTUS

Up to $8,000,000

Common Shares

We have entered into a sales agreement with Cantor Fitzgerald & Co. relating to our common shares offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell common shares having an aggregate offering price of up to $8,000,000 from time to time through Cantor Fitzgerald & Co., acting as agent. Unless otherwise indicated, reference to dollars in this prospectus shall mean United States dollars.

Our common shares are listed on NYSE American under the symbol “ASM.” On August 17, 2018, the reported sale price of our common shares on NYSE American was $0.92 per share.

Sales of our common shares, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (“Securities Act”). Cantor Fitzgerald & Co. will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald & Co. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald & Co. will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common shares on our behalf, Cantor Fitzgerald & Co. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald & Co. will be deemed to be underwriting commissions or discounts.

As of July 5, 2018, which represents a date within 60 days of the date of this prospectus, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $69,077,000, based on 55,805,653 common shares outstanding, of which 53,136,599 common shares were held by non-affiliates, and a per share price of $1.30 based on the closing sale price of our common shares on July 5, 2018. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-7 of this prospectus and any other risk factor included in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2018.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect our current view about future plans, intentions or expectations. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. Any forward-looking statements reflect the Company’s current expectations and assumptions, and are subject to a number of known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements contained or incorporated by reference into this prospectus, or any prospectus supplement, include, without limitation, statements regarding:

•	the future production of silver, gold, and other metals;
•	profit, operating costs and cash-flow;
•	grade improvements;
•	sales volume and selling prices of products;
•	capital and exploration expenditures, plans, timing, progress, and expectations for the development of the Company’s mines and projects;
•	progress in the development of mineral properties;
•	the timing of production and the cash and total costs of production;
•	sensitivity of earnings to changes in commodity prices and exchange rates;
•	the impact of foreign currency exchange rates;
•	the impact of taxes and royalties;
•	expenditures to increase or determine reserves and resources;
•	sufficiency of available capital resources;
•	titles to mineral properties;
•	expansions and acquisition plans; and
•	our future plans and expectations for the Company’s properties and operations.

These forward-looking statements are based on a number of factors and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The assumptions made by the Company, which may prove to be incorrect, include, but are not limited to:

•	general business and economic conditions;
•	the supply and demand for, deliveries of, and the level and volatility of prices of, silver, gold, and other metals;
•	expected Canadian dollar, Mexican peso and US dollar exchange rates;
•	expected taxes and royalties;
•	the timing of the receipt of regulatory and governmental approvals for development projects, expansion of existing facilities and other operations;
•	costs of production, and production and productivity levels;
•	estimated future capital expenditures and cash flows;
•	the continuing availability of water and power resources for operations;
•	the accuracy of the information included or implied in the various published technical reports;
•	the geological, operational and price assumptions on which such technical reports are based;
•	conditions in the financial markets;
•	the ability to attract and retain skilled staff;
•	the ability to procure equipment and operating supplies and that there are no material unanticipated variations in the cost of energy or supplies;

S-1

•	the ability to secure contracts for the sale of the Company’s products (metals concentrates);
•	the execution and outcome of current or future exploration activities;
•	the ability to obtain adequate financing for planned activities and to complete further exploration programs;
•	the possibility of project delays and cost overruns, or unanticipated excessive operating costs and expenses;
•	the Company’s ability to maintain adequate internal control over financial reporting, and disclosure controls and procedures;
•	the ability of contractors to perform their contractual obligations; and
•	operations not being disrupted by issues such as mechanical failures, labor disturbances, illegal occupations or mining, seismic events and adverse weather conditions.

This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements or information. Forward-looking statements or information are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements or information due to a variety of risks, uncertainties and other factors, including, without limitation:

•	changes in commodity prices;
•	changes in foreign currency exchange rates;
•	acts of foreign governments;
•	political risk and social unrest;
•	uncertainties related to title to the Company’s mineral properties and the surface rights thereon, including the Company’s ability to acquire, or economically acquire;
•	unanticipated operational difficulties due to adverse weather conditions;
•	failure of plant or mine equipment and unanticipated events related to health, safety, and environmental matters;
•	failure of counterparties to perform their contractual obligations;
•	delays in obtaining, or denial of, permits necessary for operations or expansion activities;
•	uncertainty of mineral resource estimates; and
•	the deterioration of general economic conditions.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss above and under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the year ended December 31, 2017, as well as in our other reports filed from time to time with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus. You are further cautioned that the foregoing list of assumptions and risk factors are not exhaustive. You should read these risk factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING

ESTIMATE OF MEASURED AND INDICATED MINERAL RESOURCES

In Canada, an issuer is required to provide technical information with respect to mineralization, including reserves and resources, if any, on its mineral exploration properties in accordance with Canadian requirements, which differ significantly from the requirements of the SEC applicable to registration statements and reports filed by United States companies pursuant to the Securities Act, or the Exchange Act. As such, information contained in this registration statement concerning descriptions of mineralization under Canadian standards may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the SEC. In particular, this registration statement and the annual report on Form 20-F incorporated herein includes the terms “mineral resource,” “inferred mineral resource” “indicated mineral resource” and “measured mineral resource.” Investors are advised that these terms are defined in and required to be disclosed under Canadian rules by National Instrument 43-101 (“NI 43-101”). U.S. Investors are cautioned not to assume that any part of the mineral deposits in these categories will ever be converted into reserves. Further, these terms are not defined terms under SEC Industry Guide 7 and are not permitted to be used in reports and registration statements filed with the SEC by U.S. domestic issuers. In addition, NI 43-101 permits disclosure of “contained ounces” of mineralization. In contrast, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7, as interpreted by the staff of the SEC, mineralization may not be classified as a “reserve” for United States reporting purposes unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC standards.

U.S. Investors are cautioned not to assume that any part or all of the mineral deposits identified as an “indicated mineral resource,” “measured mineral resource” or “inferred mineral resource” will ever be converted to reserves as defined in NI 43-101 or SEC Industry Guide 7. Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, or economic studies. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration statement process, we may from time to time offer to sell up to $25,000,000 of our common shares, warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities in one or more transactions.

We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this at the market sales agreement prospectus, which describes the specific details regarding this offering of common shares; and (2) the accompanying base prospectus which provides general regarding our common shares, warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities and other information some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this at the market sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

S-3

You should read this prospectus, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus and the base prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus and the accompanying base prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” When we refer to this “prospectus,” we are referring to both this at the market sales agreement prospectus and the base prospectus combined.

You should rely only on the information contained or incorporated by reference in this prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Cantor Fitzgerald & Co. has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

In this prospectus, “we,” “us,” “our,” “the company,” and “Avino” refer to Avino Silver & Gold Mines, Ltd and its subsidiaries, unless the context otherwise requires. Reference to dollars shall mean United States dollars unless otherwise referenced.

S-4

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus and any related free writing prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page S-7, and any related free writing prospectus as well as the other documents that we incorporate by reference into this prospectus including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

Our Company

We are a natural resource company, primarily engaged in the extracting and processing of gold, silver, and copper and the acquisition and exploration of natural resource properties. Our principal business activities have been the exploration for and extracting and processing of silver, gold and copper at a mineral property located in the State of Durango, Mexico (known as the “Avino Property”), located near the town of Durango, comprising the “San Gonzalo Mine” and the “Avino Mine”, both of which are currently in operation. We also own indirectly through our British Columbia subsidiary other exploration and evaluation assets in British Columbia (the “Bralorne Mine Property”), a gold exploration property located near Gold Bridge British Columbia, which is currently under development, and nine (9) mineral claims located in the Lillooet Mining Division, British Columbia (the “BRX Property”) which are currently inactive, and fourteen (14) quartz mining leases in the Yukon Territory, Canada (the “Eagle Property”), which are currently inactive.

Our Strategy

Over the next few years, we plan to continue to grow organically into a mid-tier silver producer. We intend to achieve this goal by focusing the following key areas:

•	Avino Property - Increase profitable mining operations at the Avino mine and improve operating efficiencies. We also intend to continue conduct underground exploration;
•	Tailings - Continue to review and develop plans to process the oxide tailings resource left from our past milling operations; and
•	Exploration - Continue to explore regional targets on the property and consider acquisition opportunities.

Corporate Information

We were incorporated by Memorandum of Association under the laws of the Province of British Columbia on May 15, 1968, and on August 22, 1969, by virtue of an amalgamation with Ace Mining Company Ltd., became a public company whose common shares are registered under the United States Securities Exchange Act of 1934, as amended, and we changed our name to Avino Mines & Resources Limited. On April 12, 1995, we changed our corporate name to International Avino Mines Ltd. and effected a reverse stock split of one common share for every five common shares outstanding. On August 29, 1997, we changed our corporate name to Avino Silver & Gold Mines Ltd. to better reflect our business of exploring for and mining silver and gold. Our principal executive office is located at Suite 900, 570 Granville Street, Vancouver, British Columbia V6C 3P1, Canada. Our telephone number is 604-682-3701.

S-5

THE OFFERING

Common shares offered by us	Common shares having an aggregate offering price of up to $8,000,000.

Common shares to be outstanding after this offering

Up to 64,548,822 shares, assuming the sale of 8,743,169 common shares in this offering at an offering price of $0.92 per share, which was the reported sale price of our common shares on the NYSE American on August 17, 2018. The actual number of common shares issued will vary depending on the actual sales prices under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” on page S-23 of this prospectus.

Use of Proceeds

We currently intend to use the net proceeds of this offering primarily for advancing the development of the Avino mine and its operations and production, and to a lesser extent for the exploration and development of the Bralorne Mine Property, and for general working capital. See ‘‘Use of Proceeds’’ on page S-21 of this prospectus.

Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus for a discussion of factors you should consider carefully when making an investment decision.

NYSE American symbol	ASM

The number of common shares to be outstanding immediately after this offering as shown above is based on 55,805,653 common shares outstanding as of June 30, 2018, but does not include the following:

•	3,046,000 common shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $2.15 per share; and

•	3,602,215 common shares issuable upon the exercise of warrants outstanding at a weighted average exercise price of $2.85 per share.

S-6

RISK FACTORS

Investing in common shares of the Company involves a significant degree of risk and must be considered speculative due to the high-risk nature of the Company’s business. You should carefully consider the information included or incorporated herein by reference in this prospectus (including subsequently filed documents incorporated by reference) and the Company’s historical consolidated financial statements and related notes thereto before making an investment decision concerning the common shares. There are various risks that could have a material adverse effect on, among other things, the operating results, earnings, properties, business and condition (financial or otherwise) of the Company. These risk factors, together with all of the other information included, or incorporated by reference in this prospectus, including information contained in the section entitled “Cautionary Statement Regarding Forward-Looking Information” and those contained in “Part I. Item 3. Key Information – D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, as filed with the SEC on April 3, 2018, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

We will be required to raise additional capital to mine our properties.

The Company is currently focusing on further defining plans to mine its San Gonzalo and Avino mineralized material and on exploring and evaluating the Bralorne mine project. The Company will be required to raise capital to further advance the San Gonzalo and Avino mines and its infrastructure. Our ability to raise funds will depend on several factors, including, but not limited to, current economic conditions, our perceived value for our properties, our prospects, metal prices, businesses competing for financing and our financial condition. In addition, volatile precious metals markets may make it difficult or impossible for the Company to obtain financing on favorable terms, or at all. There can be no assurance that we will be able to raise funds, or to raise funds on commercially reasonable terms. Historically, the Company has raised funds through equity and debt financing and the exercise of options and warrants. On April 27, 2018, we completed the sale of 3,000,000 common shares for aggregate gross proceeds of Cdn$6,000,000. The 3,000,000 common shares qualify as “flow-through shares,” as defined in subsection 66(15) of the Income Tax Act (Canada) as the gross proceeds will be used for qualifying Canadian exploration expenses and flow-through mining expenditures on our Bralorne Mine Property, British Columbia. The raising of capital may have a dilutive effect on the Company’s per share book value.

We have only recently become profitable and no assurances can be given we will continue to be profitable in the future.

We began extracting and processing resources at levels intended by management at the San Gonzalo Mine during the fourth quarter of 2012 and at the Avino Mine in the second quarter of 2016. For the years ended December 31, 2017, 2016, 2015, 2014, and 2013, we earned net income of $2,653,461, $1,503,531, $378,087, $2,275,678, and $823,463, respectively. Prior to the 2013 fiscal year, we had not been profitable. There is no assurance that our operations will continue to be profitable in the future.

We have a history of negative operating cash flow.

As at December 31, 2017, the Company had net working capital (current assets in excess of current liabilities) of US$16.4 million, including approximately US$4.4 million in cash and cash equivalents. The Company has a history of negative operating cash flow. While the Company considers that it has sufficient capital to support its current operating requirements based on its current capital resources and expected cash flows from ongoing operations, there is a risk that commodity prices decline or other factors may cause the Company to be unable to continue generating sufficient cash flows to sustain operations or to be unable to fund planned capital projects, including expansions and potential acquisitions. In addition, the Company may require additional capital if the costs of its capital projects are materially greater than the Company’s projections. There is no assurance that the Company will be able to obtain additional capital when required. Failure to obtain additional financing on a timely basis may cause the Company to postpone acquisitions, expansion, development and exploration plans, or even suspend operations.

S-7

We have no proven or probable reserves, and our decision to commence extracting and processing resources at levels intended by management was not based on a study demonstrating economic recovery of any mineral reserves and is therefore inherently risky.

We have not established the presence of any proven or probable mineral reserves, as defined by the SEC, at any of our properties. Under Guide 7, the SEC has defined a “reserve” as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Any mineralized material discovered or produced by us should not be considered proven or probable reserves.

In order to demonstrate the existence of proven or probable reserves, it would be necessary for us to perform additional exploration to demonstrate the existence of sufficient mineralized material with satisfactory continuity and obtain a positive feasibility study which demonstrates with reasonable certainty that the deposit can be economically and legally extracted and produced. We have not completed a feasibility study with regard to all or a portion of any of our properties to date. Since we commenced extracting and processing resources of mineralized material at levels intended by management at the San Gonzalo Mine and the Avino Mine without a feasibility study, there is inherent uncertainty as to whether the mineralized material can be economically produced or if so, for what period of time. The absence of proven or probable reserves makes it more likely that our properties may cease to be profitable and that the money we spend on exploration and evaluation may never be recovered.

We decided to begin extracting and processing resources at levels intended by management at the San Gonzalo Mine and the Avino Mine without preparing a pre-feasibility study or bankable feasibility study which may subject us to more risks.

We decided to begin extracting and processing resources at levels intended by management at the San Gonzalo Mine and the Avino Mine without preparing a pre-feasibility study or bankable feasibility study which is a more common practice within the mining industry and therefore may subject us to more business risks. Our decision to begin extracting and processing resources at the San Gonzalo Mine and the Avino Mine were based on limited prior historical information, bulk sample drilling programs, small pilot plant and bench scale testing. Therefore, our decision to begin extracting and processing resources at the San Gonzalo Mine and the Avino Mine were based on limited information which may or may not be representative of information regarding the mines had we otherwise prepared a more comprehensive study. In addition, basing our decision to begin extracting and processing resources on limited information may make us susceptible to risks including:

•	certain difficulties in obtaining expected metallurgical recoveries when scaling up to extracting and processing activities at levels intended by management from pilot plant scale;
•	the preliminary nature of mine plans and processing concepts and applying them to full scale extracting and processing activities at levels intended by management;
•	determining operating/capital cost estimates and possible variances associated with constructing, commissioning and operating the San Gonzalo and Avino facilities based on limited information;
•	that metallurgical flow sheets and recoveries are based on information at the time and may not be representative of results of the San Gonzalo Mine and/or the Avino Mine; and
•	that we may underestimate capital and operating costs without a comprehensive bankable feasibility study.

Inaccuracies in production and cost estimates.

The Company prepares estimates of future production and future production costs for its operations. No assurance can be given that these estimates will be achieved. Production and cost estimates are based on, among other things, the following: the accuracy of mineral resource estimates; the accuracy of assumptions regarding ground conditions and physical characteristics of mineralization, equipment and mechanical availability, labor, and the accuracy of estimated rates and costs of mining and processing. Actual production and costs may vary from estimates for a variety of reasons, including actual mineralization mined varying from estimates of grade, tonnage, dilution and metallurgical and other characteristics, short-term operating factors relating to the mineral resources, such as the need for sequential development of mineralized zones and the processing of new sources or different grades of mineralization; and the risks and hazards associated with mining described in these risk factors. In addition, there can be no assurance that silver recoveries or other metal recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production, or that the existing known and experienced recoveries will continue. Costs of production may also be affected by a variety of factors, including: variability in grade or dilution, metallurgy, labor costs, costs of supplies and services (such as, fuel and power), general inflationary pressures and currency exchange rates. Failure to achieve production or cost estimates, or increases in costs, could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition.

S-8

Exploration and development.

The business of exploration and development for minerals involves a high degree of risk and few properties become producing mines. Unprofitable efforts result not only from the failure to discover mineral deposits, but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from production. There is no assurance that the Company’s future exploration and development activities will result in any discoveries of commercial bodies of ore. The marketability of minerals acquired or discovered by the Company may be affected by numerous factors which are beyond the control of the Company and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of mining facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection, the combination of which factors may result in the Company not receiving an adequate return on invested capital.

The mining industry is highly speculative and involves substantial risks.

Even when mining is conducted on properties known to contain significant quantities of mineral deposits it is generally accepted in the mining industry that most exploration projects do not result in the discovery of mineable deposits of ore that can be extracted in a commercially economic manner. Mining and mineral exploration involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include but are not limited to:

•	limited availability of water, which is essential to milling operation;
•	major or catastrophic equipment failures;
•	mine failures and slope failures;
•	ground fall and cave-ins;
•	deleterious elements in the mined resources;
•	environmental hazards;
•	industrial accidents and explosions;
•	unusual or unexpected geological formations;
•	labor shortages or strikes;
•	civil disobedience and protests;
•	natural phenomena such as inclement weather conditions, floods, droughts, rock slides and earthquakes, and
•	interruptions cause by any of the foregoing.

The foregoing occurrences could result in environmental damage and liabilities, work stoppages and delayed production, increased production costs, damage to, or destruction of, mineral properties or production facilities, personal injury or death, asset write-downs, monetary losses and other liabilities. In addition, operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls. Mining activities are subject to substantial operating hazards, some of which are not insurable or may not be insured for economic reasons.

S-9

The commercial quantities of ore cannot be accurately predicted.

Whether an ore body will be commercially viable depends on a number of factors including the particular attributes of the deposit, such as size, grade and proximity to infrastructure, as well as minerals prices and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in a mineral deposit being unprofitable.

Metals and mineral prices are subject to dramatic and unpredictable fluctuations.

There is no assurance that, even if commercial quantities of mineral resources are discovered, that these can be sold at a profit. Factors beyond the control of the Company may affect the marketability of any mineral occurrences discovered. The prices of silver, gold and copper have experienced volatile and significant movements over short periods of time, and are affected by numerous factors beyond the control of the Company, including international economic and political trends, expectations of inflation, currency exchange fluctuations (specifically, the United States dollar relative to the Canadian dollar and other currencies), interest rates and global or regional consumption patterns (such as the development of gold coin programs), speculative activities and increased production due to improved mining and production methods. If the prices of precious metals and other minerals should drop significantly, the economic prospects of the Company’s operating mines and projects could be significantly reduced or rendered uneconomic. There is no assurance that even if commercial quantities of ore are discovered, a profitable market may exist for the sale of same. The marketability of minerals is also affected by numerous other factors beyond the control of the Company, including government regulations relating to royalties, allowable production and importing and exporting of minerals, the effect of which cannot be accurately predicted. The Company has not entered into any hedging arrangements for any of its metal and mineral production. The Company may enter into hedging arrangements in the future.

There are no assurances that we can produce minerals on a commercially viable basis.

The Company’s ability to generate revenue and profit is expected to occur through exploration, evaluation, advancement and operation of its existing properties as well as through acquisitions of interests in new properties. Substantial expenditures will be incurred in an attempt to establish the economic feasibility of mining activities by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining activities. The economic feasibility of a project depends on numerous factors, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to refining facilities, and the market price of the minerals at the time of sale. There is no assurance that existing or future exploration programs or acquisitions will result in the identification of deposits that can be mined profitably.

Mining activities and exploration activities are subject to various federal, provincial and local laws and regulations.

Laws and regulations govern the development, mining, production, importing and exporting of minerals, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, toxic substances, and other matters. In many cases, licenses and permits are required to conduct mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a substantial adverse impact on the Company. Applicable laws and regulations will require the Company to make certain capital and operating expenditures to initiate new activity. Under certain circumstances, the Company may be required to suspend an activity once it is started until a particular problem is remedied or to undertake other remedial actions.

Mining activities are inherently risky.

Mining activities are risky and heavily regulated. Despite our attempts to minimize accidents through strict safety procedures, individuals may be injured or harmed working in our mines. Should any accidents occur, our mine may be partially or fully shut down to aid regulators in their investigation; even if it is determined we are not at fault for the cause of the accident. In this regard, there were two accidental deaths at the Company’s San Gonzalo mine in March 2016, and an accidental death at the Avino mine complex processing facility in June 2014. We do not believe that we were at fault in these accidents and, unfortunately, believe that the accidents were the result of the employees not following the proper safety protocols. Following the accidents, local authorities allowed us to resume mining activities. Notwithstanding our belief that we were not at fault for the accidents, we may nevertheless be found liable and subject to fines and/or penalties or we may be required to revise and implement new safety procedures that would make it more costly to operate our mines. Currently, we do not have insurance covering accidents, but may obtain insurance in the future.

S-10

Mining operations and uninsured risks.

Mining operations generally involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. The business of mining and exploration is subject to a variety of risks including, but not limited to, fires, power outages, labor disruptions, industrial accidents, flooding, explosions, cave-ins, landslides, environmental hazards, technical failures, and the inability to obtain suitable or adequate machinery, equipment or labor. Such occurrences, against which the Company cannot, or may elect not to insure, may delay production, increase production costs or result in liabilities. The payment of such liabilities may have a material adverse effect on the Company’s financial position. The economics of developing mineral properties are affected by such factors as the cost of operations, variations in the grade and metallurgy of the ore mined, fluctuations in mineral markets, costs of processing and equipment, transportation costs, government regulations including regulations relating to royalties, allowable production, importing and exporting of mineral product, and environmental protection rules and regulations.

The validity of the title to our mining properties may be challenged.

In those jurisdictions where the Company has property interests, the Company undertakes searches of mining records and obtains title opinions from reputable counsel in accordance with mining industry practices to confirm satisfactory title to properties in which it holds or intends to acquire an interest, but does not obtain title insurance with respect to such properties. The possibility exists that title to one or more of its properties, particularly title to undeveloped properties, might be defective because of errors or omissions in the chain of title, including defects in conveyances and defects in locating or maintaining such claims, prior unregistered agreements or transfers, and title may be affected by undetected defects or native land claims. For unsurveyed mineral claims, the boundaries of such mining claims may be in doubt. The ownership and validity of mining claims are often uncertain and may be contested. The Company is not aware of any challenges to the location or area of its mineral claims. There is, however, no guarantee that title to the Company’s properties will not be challenged or impugned in the future. The properties may be subject to prior unregistered agreements or transfers.

In Mexico and British Columbia legal rights applicable to mining concessions or mineral claims, as applicable, are different and separate from legal rights applicable to surface lands; accordingly, title holders of mining concessions or mineral claims must accommodate and agree with surface land owners on compensation in respect of mining activities conducted on such land. The Company’s title may be affected by prior unregistered agreements or transfers or native land claims, and title may also be affected by undetected defects.

Competition.

There is a limited supply of desirable mineral lands available for acquisition, claim staking or leasing in the areas where the Company contemplates expanding its operations and conducting exploration activities. Many participants are engaged in the mining business, including large, established mining companies. There can be no assurance that the Company will be able to compete successfully for new mining properties. The resource industry is intensely competitive in all of its phases, and the Company competes with many companies possessing greater financial resources and technical facilities than itself. Competition could adversely affect the Company’s ability to acquire suitable producing properties or prospects exploration in the future.

S-11

Uncertainty of exploration and evaluation programs.

The Company’s profitability is significantly affected by the costs and results of its exploration and evaluation programs. As mines have limited lives, the Company actively seeks to expand its mineral resources, primarily through exploration, evaluation and strategic acquisitions. Exploration for minerals is highly speculative in nature, involves many risks and is frequently unsuccessful. Among the many uncertainties inherent in any silver, gold, and/or copper exploration and evaluation program are the location of economic ore bodies, the development of appropriate metallurgical processes, the receipt of necessary governmental permits and the construction of mining and processing facilities. Assuming the discovery of an economic deposit, depending on the type of mining operation involved, several years may elapse from the initial phases of drilling until commercial operations are commenced and, during such time, the economic feasibility of extracting and processing resources may change. Accordingly, the Company’s exploration and evaluation programs may not result in any new economically viable mining operations or yield new mineral resources to expand current mineral resources.

Permitting.

Existing and possible future environmental legislation, regulations and actions could give rise to additional expense, capital expenditures, restrictions and delays in the activities of the Company, the extent of which cannot be predicted. Regulatory requirements and environmental standards are subject to constant evaluation and may become more restrictive, which could materially affect the business of the Company or its ability to develop its properties. Before production can commence on any of its mineral properties, the Company must obtain regulatory and environmental approvals. There is no assurance that such approvals will be obtained, or if they are obtained, if they will be granted on a timely basis. The cost of compliance with existing and future governmental regulations has the potential to reduce the profitability of operations or preclude entirely the economic development of the Company’s mineral projects and properties.

Permitting of exploration programs in Mexico requires the completion of agreements with the indigenous communities in the vicinity of the project. The timing for the completion of such agreements is unpredictable. The process of obtaining such agreements is also affected by the two-year election cycle for the councils of the indigenous communities.

Political risk and government regulations.

The Company’s mining, exploration and development activities are focused in Mexico and Canada, and are subject to national and local laws and regulations, governing prospects, taxes, labor standards, occupational health, land use, environmental protection, mine safety and others which currently or in the future may have a substantial adverse impact on the Company. In order to comply with applicable laws, the Company may be required to incur significant capital or operating expenditures. Existing and possible future environmental legislation, regulation and action could cause additional expense, capital expenditures, restriction and delays in the activities of the Company, the extent of which cannot be reasonably predicted. Violations may require compensation of those suffering loss or damage by reason of the Company’s mining activities, and the Company may be fined if convicted of an offence under such legislation.

Mining and exploration activities in Mexico and/or Canada may be affected in varying degrees by political instabilities and government regulations relating to the mining industry. Any changes in regulations or shifts in political conditions are beyond the Company’s control and may adversely affect the business. Operations may also be affected to varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental legislation and mine safety. The status of Mexico as a developing country may make it more difficult for the Company to obtain any required financing for projects. The effect of all these factors cannot be accurately predicted. Notwithstanding the progress achieved in improving Mexican political institutions and revitalizing its economy, the present administration, or any successor government, may not be able to sustain the progress achieved. The Company does not carry political risk insurance.

S-12

Mexican foreign investment and income tax laws.

Under the Foreign Investment Law of Mexico, there is no limitation on foreign capital participation in mining operations; however, the applicable laws may change in a way which may adversely impact the Company and its ability to repatriate profits. Under Mexican Income Tax Law, dividends are subject to a withholding tax. Corporations with their tax residence in Mexico are taxed on their worldwide income. Mexico levies a value-added tax, known as the IVA, which is an indirect tax levied on the value added to goods and services, and it is imposed on corporations that carry out activities within Mexican territory. During 2013, the Mexico Senate passed tax reform legislation, which took effect on January 1, 2014. The tax reform includes an increase in the corporate tax rate from 28% to 30%, the introduction of a special mining royalty of 7.5% on the profits derived from the sale of minerals, and the introduction of a mining royalty of 0.5% on the gross income derived from the sale of gold, silver and platinum. These changes may have a material impact on the Company’s future earnings and cash flows, and possibly on future capital investment decisions.

Foreign corrupt practices legislation.

The Company is subject to the Foreign Corrupt Practices Act (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by persons and issuers as defined by the statutes, for the purpose of obtaining or retaining business. It is our policy to implement safeguards to discourage these practices by our employees; however, our existing safeguards and any future improvements may prove to be less than effective and our employees, consultants, sales agents or distributors may engage in conduct for which the Company might be held responsible. Violations of the FCPA, CFPOA, and/or other laws may result in criminal or civil sanctions and the Company may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. Beginning with our fiscal year ending December 31, 2016, the Company is also subject to the Extractive Sector Transparency Measures Act (Canada) (“ESTMA”), which requires us to maintain records of specific payments (including taxes, royalties, fees, production entitlements, bonuses, dividends, and infrastructure improvements) to all government entities in Canada and abroad, and to publicly disclose payments of $100,000 or more in any payment category on an annual basis within 150 days of our fiscal year end, to increase transparency and deter corruption in the extractive industry sector.

Political or economic instability or unexpected regulatory change.

Our primary property is located in a foreign country that may be subject to political and economic instability, or unexpected legislative change, than is usually the case in certain other countries, provinces and states. Our mineral exploration and mining activities could be adversely effected by:

•	political instability and violence;
•	war and civil disturbances;
•	expropriation or nationalization;
•	changing fiscal regimes;
•	fluctuations in currency exchange rates;
•	high rates of inflation;
•	underdeveloped industrial and economic infrastructure;
•	changes in the regulatory environment governing exploration and evaluation assets; and
•	unenforceability of contractual rights, any of which may adversely affect our business in that country.

We may be adversely affected by fluctuations in foreign exchange rates.

We maintain our bank accounts in Canadian and U.S. Dollars and Mexican pesos. Any appreciation in the currency of Mexico or other countries where we may carry out exploration and mining activities against the Canadian or U.S. Dollar will increase our costs of carrying out operations in such countries. In addition, any increase in the Canadian Dollar against the U.S Dollar will result in a loss on our financial statements to the extent we hold funds in Canadian Dollars. Copper, gold and silver are typically sold in U.S. dollars. As a result, the Company is subject to foreign exchange risks relating to the relative value of the U.S. dollar as compared to the Canadian dollar and the Mexican peso. To the extent that the Company generates revenues at the Avino Mine or San Gonzalo Mine, it will be subject to foreign exchange risks as revenues will be received in U.S. dollars while certain operating and capital costs will be incurred primarily in Mexican pesos. A decline in the U.S. dollar would result in a decrease in the Company’s revenues and adversely impact the Company’s financial performance.

S-13

Substantial decommissioning and reclamation costs.

Although variable, depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration and mining companies in order to minimize the long term effects of land disturbance. Reclamation may include requirements to control dispersion of potentially deleterious effluents and reasonably re-establish pre-disturbance land forms and vegetation. In order to carry out reclamation obligations imposed on us in connection with our mineral exploration and mining activities we must allocate financial resources that might otherwise be spent on further exploration or acquisition programs. The Company reviews and reassesses its reclamation obligations at each of its mines based on updated mine life estimates, rehabilitation and closure plans. As at December 31, 2017, the Company had a provision for approximately US$11.64 million on its Consolidated Statements of Financial Position for the estimated present value of future reclamation and remediation associated with the expected retirement of its mineral properties, plant, and equipment. The present value of these reclamation provisions may be subject to change as a result of management’s estimates of ultimate decommissioning and reclamation costs, changes in the remediation technology or changes to applicable laws, regulations and interest rates. Such changes will be recorded in the accounts of the Company as they occur.

The costs of performing the decommissioning and reclamation must be funded by the Company’s operations. These costs can be significant and are subject to change. The Company cannot predict what level of decommissioning and reclamation may be required in the future by regulators. If the Company is required to comply with significant additional regulations or if the actual cost of future decommissioning and reclamation is significantly higher than current estimates, this could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition.

Factors beyond the Company’s control.

There are a number of factors beyond the Company’s control. These factors include, but are not limited to, changes in government regulation, political changes, high levels of volatility in metal prices, availability of markets, availability of adequate transportation and smelting facilities, availability of capital, environmental factors and catastrophic risks, and amendments to existing taxes and royalties. These factors and their effects cannot be accurately predicted.

Environmental and health and safety risks.

The Company’s operations are subject to environmental regulations promulgated by government agencies from time to time. There is no assurance that environmental regulations will not change in a manner that could have an adverse effect on the Company’s financial condition, liquidity or results of operations, and a breach of any such regulation may result in the imposition of fines and penalties.

Environmental legislation is constantly expanding and evolving in ways that impose stricter standards and more rigorous enforcement, with higher fines and more severe penalties for non-compliance, and increased scrutiny of proposed projects. There is an increased level of responsibility for companies, and trends towards criminal liability for officers and directors for violations of environmental laws, whether inadvertent or not. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of the Company’s operations.

Exploration activities and/or the pursuit of commercial production from the Company’s mineral claims may be subject to an environmental review process under environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that the Company would not be able to proceed with commercial production upon completion of the environmental review process if government authorities do not approve the proposed mine, or if the costs of compliance with government regulation adversely affect the commercial viability of the proposed mine.

S-14

The development and operation of a mine involves significant risks to personnel from accidents or catastrophes such as rock-falls, fires, explosions or collapses. These risks could result in damage or destruction of mineral properties, production facilities, casualties, personal injury, environmental damage, mining delays, increased production costs, monetary losses and legal liability. The Company may not be able to obtain insurance to cover these risks at economically feasible premiums. Insurance against certain environmental risks, including potential liability for pollution and other hazards as a result of the disposal of waste products occurring from production, is not generally available to companies within the mining industry. The Company may be materially adversely affected if it incurs losses related to any significant events that are not covered by its insurance policies.

Risks which cannot be insured.

The Company maintains appropriate insurance for liability and property damage; however, the Company may be subject to liability for hazards that cannot be insured against, which, if such liabilities arise, could impact profitability and result in a decline in the value of the Company’s securities. The Company’s operations may involve the use of dangerous and hazardous substances; however, extensive measures are taken to prevent discharges of pollutants in the ground water and the environment. Although the Company will maintain appropriate insurance for liability and property damage in connection with its business, the Company may become subject to liability for hazards that cannot be insured against or which the Company may elect not to insure itself against due to high premium costs or other reasons. In the course of mining and exploration of mineral properties, certain risks and, in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes, may occur. It is not always possible to fully insure against such risks and the Company may decide not to take out insurance against such risks as a result of high premiums or other reasons.

Unauthorized mining.

The mining industry in Mexico is subject to incursions by illegal miners or “lupios” who gain unauthorized access to mines to steal ore mainly by manual mining methods. In addition to the risk of losses and disruption of operations, these illegal miners pose a safety and security risk. The Company has taken security measures at its sites to address this issue, and ensure the safety and security of its employees and contractors. These incursions and illegal mining activities can potentially compromise underground structures, equipment and operations, which may lead to production stoppages and impact the Company’s ability to meet production goals.

Commercialization risk of development and exploration stage properties and ability to acquire additional commercially mineable mineral rights.

The Company’s primary operating mineral properties are the Avino Mine and the San Gonzalo Mine. The San Gonzalo Mine has been in production for more than six years, under the ownership of the Company, and has recently generated positive cash flow from operations. The Avino Mine has recently generated positive cash flow from operations. The commercial viability of these mines and the decision to place them into commercial production was not established by a feasibility study. Mineral exploration involves a high degree of risk. There is no assurance that commercially viable quantities of ore will be discovered at the Bralorne Mine Property, or any of the Company’s other exploration projects, or that its exploration or development projects will be brought into commercial production.

Material changes in commodity prices, mineral resources, grades, dilution or recovery rates, or other project parameters may affect the economic viability of any project. The Company’s future growth and productivity will depend, in part, on the ability to identify and acquire additional commercially mineable mineral rights, and on the costs and results of continued exploration and potential development programs. Mineral exploration and development is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

•	Establish mineral resources through drilling and metallurgical and other testing techniques;
•	Determine metal content and metallurgical recovery processes to extract metal from the ore;
•	Evaluate the economic viability or feasibility; and,
•	Construct, renovate, expand or modify mining and processing facilities.

S-15

In addition, if potentially economic mineralization is discovered, it could take several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that the Company will successfully acquire additional commercially mineable (or viable) mineral rights.

Concentration of customers.

The Company produces concentrates containing silver and gold. Concentrates are the product of the processing of ore mined by the Company at its processing plants. The Company sells its concentrates to metals traders and smelters. During the year ended December 31, 2017, a limited number of customers accounted for all of the Company’s revenues of which one customer accounted for more than 50% of revenues. The Company believes that a small number of customers will continue to represent a significant portion of its total revenue. However, the Company does not consider itself economically dependent upon any single customer or combination of customers due to the existence of other potential metals traders or smelters capable of purchasing the Company’s production. There is a risk that the Company could be subject to limited smelter availability and capacity, or it may not be able to maintain its current significant customers or secure significant new customers on similar terms, any of which may have a material adverse effect on the Company’s business, financial condition, operating results and cash flows.

Risks associated with transportation of concentrate.

The concentrates produced by the Company have significant value, and are loaded onto road vehicles for transport to smelters in Mexico or to sea ports for export to smelters in foreign markets, such as Europe and Asia, where the metals are extracted. The geographic location of the Company’s operating mines in Mexico and trucking routes taken through the country to the smelters and ports for delivery, give rise to risks including concentrate theft, road blocks and terrorist attacks, losses caused by adverse weather conditions, delays in delivery of shipments, and environmental liabilities in the event of an accident or spill.

Theft of concentrate.

The Company may have significant concentrate inventories at its facilities or on consignment at other warehouses awaiting shipment. The Company has taken steps to secure its concentrate, whether in storage or in transit. The Company has insurance coverage for its inventory while in transit; however, recovery of the full market value may not always be possible. Despite these risk mitigation measures, there remains a continued risk that theft of concentrate may have a material impact on the Company’s financial results.

Credit and counterparty risk.

Credit risk is the risk of financial loss if a customer or counterparty fails to meet its contractual obligations. The Company’s credit risk relates primarily to cash and cash equivalents, trade receivables in the ordinary course of business, and value added tax refunds primarily due from the Mexican taxation authorities, and other receivables. The Company sells and receives payment upon delivery of its concentrates primarily through international organizations. These are generally large and established organizations with good credit ratings. Payments of receivables are scheduled, routine and received within the specific terms of the contract. If a customer or counterparty does not meet its contractual obligations, or if they become insolvent, the Company may incur losses for products already shipped and be forced to sell greater volumes of concentrate than intended in the spot market, or there may be no market for the concentrates, and the Company’s future operating results may be materially adversely impacted as a result.

S-16

Acquisitions the Company may undertake may change our business or expose us to risks.

From time to time, the Company undertakes evaluations of opportunities to acquire additional silver and gold mining properties. In pursuit of such opportunities, the Company may fail to select appropriate acquisition candidates or negotiate acceptable arrangements, including arrangements to finance acquisitions or integrate the acquired businesses and their personnel into the Company, and may fail to assess the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates, or to achieve identified and anticipated operating and financial results. Acquisitions may result in unanticipated costs, diversion of management attention from existing businesses, and the potential loss of the Company’s key employees or of those of the acquired business. The Company cannot assure that it can complete any acquisition or business arrangement that it pursues, or is pursuing, on favorable terms, or that any acquisitions or business arrangements completed will ultimately benefit the Company. Acquisitions may involve a number of special risks, circumstances or legal liabilities. These and other risks related to acquiring and operating acquired properties and companies could have a material adverse effect on the Company’s results of operations and financial condition. Further, to acquire properties and companies, the Company may be required to use available cash, incur debt, issue additional securities or a combination of any of these. This could affect the Company’s future flexibility and ability to raise capital, to operate, explore and develop its properties and could dilute existing shareholders and decrease the price of the common shares of the Company. There may be no right or ability for the Company’s shareholders to evaluate the merits or risks of any future acquisition undertaken by the Company, except as required by applicable laws and regulations.

In addition, any acquisitions may be significant in size, may change the scale of the Company’s business, and may expose the Company to new geographic, political, operating, financial and geological risks. The Company’s success in its acquisition activities depends on its ability to identify suitable acquisition candidates, acquire them on acceptable terms, and integrate their operations successfully. Any acquisitions would be accompanied by risks, such as a significant decline in the price of silver or gold, the mineralized material proving to be below expectations, the difficulty of assimilating the operations and personnel of any acquired companies, the potential disruption of the Company’s ongoing business, the inability of management to maximize the financial and strategic position of the Company through the successful integration of acquired assets and businesses, the maintenance of uniform standards, controls, procedures and policies, the impairment of relationships with customers and contractors as a result of any integration of new management personnel and the potential unknown liabilities associated with acquired mining properties. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

Current global financial conditions.

Financial markets globally have been subject to increased volatility. Access to financing has been negatively affected by liquidity crises and uncertainty with respect to sovereign defaults throughout the world. These factors may impact the ability of the Company to obtain loans and other forms of financing in the future and, if obtained, on terms favorable to the Company. If these levels of volatility and market turmoil continue or worsen, the Company may not be able to secure appropriate debt or equity financing when needed, any of which could affect the trading price of the Company’s securities in an adverse manner.

We will have broad discretion over the use of the net proceeds to us from this offering and may apply them to uses that do not improve our operating results or the value of your securities.

We will have broad discretion to use the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common share to decline or delay the development of our properties.

Dilution.

There are a number of outstanding securities and agreements pursuant to which common shares of the Company may be issued in the future. If these common shares are issued, this will result in further dilution to the Company’s shareholders. In addition, depending on the outcome of the Company’s exploration programs and mining operations, the Company may issue additional shares to finance additional programs and mining operations or to acquire additional properties. In the event that the Company is required to issue additional shares or decides to enter into joint arrangements with other parties in order to raise capital through the sale of equity securities, investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. The dilution may result in a decline in the market price of the Company’s shares.

S-17

Dividend policy.

We have never paid, and we do not intend to pay, any cash dividends in the foreseeable future.

Limited and volatile trading volume.

Although the Company’s common shares are listed on the NYSE American, the Toronto Stock Exchange, referred to as the “TSX” (the Company graduated from the TSX Venture Exchange on January 8, 2018), the volume of trading has been limited and volatile in the past and is likely to continue to be so in the future, reducing the liquidity of an investment in the Company’s common shares and making it difficult for investors to readily sell their common shares in the open market. There can be no assurance that there will be sufficient liquidity of the common shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or the NYSE American for its common shares, or achieve the listing of its securities on any other public stock exchange.

Volatility of share price.

In recent years, securities markets in general have experienced a high level of price volatility. The market price of many resource companies, particularly those, like the Company, that are considered speculative exploration and mining companies, have experienced wide fluctuations in price, resulting in substantial losses to investors who have sold their shares at a low price point. These fluctuations are based only in part on the level of progress of exploration, and can reflect general economic and market trends, world events or investor sentiment, and may sometimes bear no apparent relation to any objective factors or criteria. These broad market and industry factors may adversely affect the market price of the Company’s shares, regardless of operating performance. In the past, securities class-action litigation has often been instituted following periods of volatility in the market price of securities of other companies. Such litigation, if instituted against the Company, could result in substantial costs and a diversion of management’s attention and resources. Significant fluctuation in the Company’s common share price is likely to continue.

An investment in our common shares may result in the loss of your entire investment.

An investment in our common shares is speculative and may result in the loss of your entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Company’s common shares.

Certain provisions of organizational documents may discourage takeovers and business combinations that our shareholders may consider in their best interests, which could negatively affect our stock price.

Certain provisions of our Articles of Incorporation (“Articles”) may have the effect of delaying or preventing a change in control of our Company or deterring tender offers for our common shares that other shareholders may consider in their best interests.

Our Articles authorize us to issue an unlimited number of common shares. Shareholder approval is not necessary to issue our common shares. Issuance of these common shares could have the effect of making it more difficult and more expensive for a person or group to acquire control of us, and could effectively be used as an anti-takeover device.

Our Articles provide for an advance notice procedure for shareholders to nominate director candidates for election or to bring business before an annual meeting of shareholders, including proposed nominations of persons for election to our board of directors, and require that special meetings of shareholders be called by the board or shareholders who hold at least 5% of the total issued and outstanding shares.

S-18

Conflicts of interest.

There are potential conflicts of interest to which all of the directors, officers, insiders and promoters of the Company will be subject in connection with the operations of the Company. All of the directors, officers, insiders and promoters are engaged in and will continue to be engaged in corporations or businesses which may be in competition with the Company. Accordingly, situations may arise where all of the directors, officers, insiders and promoters will be in direct competition with the Company. The Company has a process to identify and declare any conflicts. Conflicts, if any, will be subject to the procedures and remedies as provided under the Business Corporations Act of British Columbia. The directors and officers of the Company are required by law and the Corporation’s Code of Business Conduct & Ethics to act in the best interests of the Company. They may have the same obligations to the other companies and entities for which they act as directors or officers. The discharge by the directors and officers of their obligations to the Company may result in a breach of their obligations to these other companies and entities and, in certain circumstances, this could expose the Company to liability to those companies and entities. Similarly, the discharge by the directors and officers of their obligations to these other companies and entities could result in a breach of their obligation to act in the best interests of the Company. Such conflicting legal obligations may expose the Company to liability to others and impair its ability to achieve its business objectives.

Dependence on management.

We are dependent on the services of key executives including our President and Chief Executive Officer and other highly skilled and experienced executives and personnel focused on advancing our corporate objectives as well as the identification of new opportunities for growth and funding. Due to our relatively small size, the loss of these persons or our inability to attract and retain additional highly skilled employees required for our activities may have a material adverse effect on our business and financial condition.

Competition for recruitment and retention of qualified personnel.

We compete with other exploration and mining companies, many of which have greater financial resources than us or are further in their advancement, for the recruitment and retention of qualified employees and other personnel. Competition for exploration and mining resources at all levels is highly cyclical and can quickly become very intense, particularly affecting the availability of manpower, drill rigs and supplies. Recruiting and retaining qualified personnel in the future is critical to the Company’s success. As the Company explores its Avino Mine and San Gonzalo Mine and other properties, the need for skilled labor will increase. The number of persons skilled in the exploration of mining properties is limited and competition for this workforce is intense. The exploration and other initiatives of the Company may be significantly delayed or otherwise adversely affected if the Company cannot recruit and retain qualified personnel and/or obtain other exploration and mining resources as and when required.

Officers and directors are indemnified against all costs, charges and expenses incurred by them.

The Company’s Articles contain provisions limiting the liability of its officers and directors for all acts, receipts, neglects or defaults of themselves and all of the other officers or directors for any other loss, damage or expense incurred by the Company which happen in the execution of the duties of such officers or directors. Such limitations on liability may reduce the likelihood of derivative litigation against the Company’s officers and directors and may discourage or deter shareholders from suing the officers and directors based upon breaches of their duties to the Company, though such an action, if successful, might otherwise benefit the Company and its shareholders.

Difficulty for U.S. Investors to effect services of process against the Company.

The Company is incorporated under the laws of the Province of British Columbia, Canada. Consequently, it will be difficult for U.S. Investors to affect service of process in the United States upon the directors or officers of the Company, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under the Exchange Act. The majority of the Company’s directors and officers are residents of Canada and many of the Company’s assets are located outside of the United States. A judgment of a United States court predicated solely upon such civil liabilities would probably be enforceable in Canada by a Canadian court if the United States court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or the Company predicated solely upon such civil liabilities.

S-19

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2018.

•	on an actual basis; and
•

on an as adjusted basis assuming that an aggregate of 8,743,169 common shares are sold at a price of $0.92 per share, the reported sale price of our common shares on the NYSE American on August 17, 2018, for aggregate gross proceeds of approximately $8,000,000 less commissions and estimated aggregate offering expenses.

Table amounts in thousands

	As of June 30, 2018
	Actual (1)	As Adjusted (1)

Debt:
Term facility	667	667
Equipment loans	589	589
Finance lease obligations	1,396	1,396
Total long-term debt	2,652	2,652

Equity:
Share capital	85,417	93,052
Equity reserves	10,603	10,603
Treasury shares (14,180 shares, at cost)	(97)	(97)
Accumulated other comprehensive loss	(5,800)	(5,800)
Accumulated deficit	(17,246)	(17,246)
Total equity	72,877	80,512
Total capitalization	75,529	83,164

_________________

(1)	Assumes a sale price of $0.92 per common share, which was the reported closing price of a common share on August 17, 2018 and that all common shares will be sold in the “at the market offering”.

S-20

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with the common shares offered pursuant to this prospectus. Assuming gross proceeds from the sale of $8,000,000 of our common shares and expenses associated with the offering of sales commissions of $240,000 and other expenses of the offering of $125,000, our estimated net proceeds from the offering will be approximately $7,635,000. We currently intend to use the net proceeds of this offering primarily for advancing the development of the Avino mine and its operations and production; and to a lesser extent for the exploration and development of the Bralorne Mine Property; and for general working capital.

Although we intend to use the net proceeds of this offering for the foregoing purposes, the planned expenditures may change significantly and may not be in the order of priority as indicated above. As a result, our management will have broad discretion in the allocation of any net proceeds. Pending use of any net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

S-21

MARKET FOR OUR COMMON SHARES

Our common shares are listed on the NYSE American and TSX under the symbol ASM. The Company graduated from the TSX Venture Exchange (“TSX-V”) on January 8, 2018. The following sets forth the high and low prices expressed in U.S. Dollars on the NYSE American and in Canadian Dollars on the TSX and TSX-V for the past full six months and through August 17, 2018 and for each quarter for the past two fiscal years.

	NYSE American		TSX and TSX-V
	(United States Dollars)		(Canadian Dollars)
Last Six Months	High	Low	High	Low

August 2018 (through August 17, 2018)	$1.18	$0.85	$1.49	$1.15
July 2018	1.31	1.08	1.72	1.30
June 2018	1.33	1.21	1.74	1.60
May 2018	1.46	1.31	1.86	1.68
April 2018	1.54	1.37	1.95	1.73
March 2018	1.39	1.25	1.78	1.60
February 2018	1.43	1.24	1.77	1.58
January 2018	$1.57	$1.40	$1.97	$1.75

For the Quarter Ended
June 30, 2018	$1.54	$1.21	$1.95	$1.60
Through August 8, 2018	1.30	1.14	1.72	1.50
March 31, 2018	1.57	1.24	1.97	1.58
December 31, 2017	1.62	1.14	2.04	1.44
September 30, 2017	1.89	1.41	2.35	1.85
June 30, 2017	1.90	1.39	2.53	1.85
March 31, 2017	2.13	1.32	2.80	1.75
December 31, 2016	2.59	1.12	3.45	1.52
September 30, 2016	3.14	1.91	4.05	2.53
June 30, 2016	2.60	0.99	3.29	1.30
March 31, 2016	$1.19	$0.71	$1.59	$1.03

S-22

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (“Cantor”) under which we may issue and sell our common shares having an aggregate gross sales price of up to $8,000,000 from time to time through Cantor, acting as agent. The sales agreement has been filed as an exhibit to our registration statement on Form F-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell our common shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of common shares upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our common shares. Cantor will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, and other related expenses, will be approximately $75,000.

S-23

Settlement for sales of common shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the sales agreement will terminate as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten (10) days prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus electronically.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition of common shares pursuant to the Offering and the ownership and disposition of the common shares. This summary applies only to U.S. Holders who hold common shares as capital assets (generally, property held for investment) and who acquire common shares at their original issuance pursuant to the Offering, and does not apply to any subsequent U.S. Holder of a common share.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the ownership and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of common shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership , or disposition of common shares.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

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Scope of This Disclosure

Authorities This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders. For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the U.S.;
•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	A trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders. For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares that is not a partnership (or other “pass-through” entity) for U.S. federal income tax purposes and is not a U.S. Holder. This summary does not address the U.S. federal income tax considerations applicable to non-U.S. Holders arising from the acquisition, ownership or disposition of common shares.

Accordingly, a non-U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the purchase of the common shares pursuant to the Offering and the acquisition, ownership or disposition of common shares.

Transactions Not Addressed. This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of the securities (whether or not any such transactions are undertaken in connection with the purchase of the securities), other than the U.S. federal income tax considerations to U.S. Holders of the acquisition of common shares and the ownership and disposition of such common shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership, or disposition of common shares by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power or value, of the outstanding stock of the Company; and (i) U.S. Holders subject to Section 451(b) of the Code. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares in connection with carrying on a business in Canada; (d) persons whose common shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership, or disposition of common shares.

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If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the acquisition, ownership, or disposition of the common shares generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax consequences for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership, or disposition of common shares.

Distributions on Common Shares

As stated above, we have never paid a dividend and have no intention of paying a dividend. Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to Common Shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the common shares will be reported to them as a dividend. Dividends received on the common shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If the Company is eligible for the benefits of the Canada-U.S. Tax Convention, or another qualifying income tax treaty with the United States that includes an exchange of information program which the U.S. Treasury Department has determined is satisfactory for these purposes, or its shares are readily tradable on an established securities market in the U.S., dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize a capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the common shares sold or otherwise disposed of. Such capital gain or loss will generally be a long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for the common shares is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. Deductions for capital losses are subject to significant limitations under the Code. A U.S. Holder’s tax basis in common shares generally will be such U.S. Holder’s U.S. dollar cost for such common shares.

PFIC Status of the Company

Because the Company is producing revenue from its mining operations, the Company does not believe that it was classified as a PFIC for its taxable year ended December 31, 2017. However, the Company has not performed an analysis of whether or not it will be deemed a PFIC for its current taxable year. If the Company is or becomes a PFIC, the foregoing description of the U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership and disposition of Common Shares will be different. The U.S. federal income tax consequences of owning and disposing of common shares if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

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A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) 50% or more (by value) of its assets (based on an average of the quarterly values of the assets during such tax year) either produce or are held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or other operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, certain gains from commodities or securities transactions and the excess of gains over losses from the disposition of certain assets which product passive income. If a non-U.S. corporation owns at least 25% (by value) of the stock of another corporation, the non-U.S. corporation is treated, for purposes of the income test and asset test, as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of the Company’s common shares are made.

The Company does not believe that it was classified as a PFIC for its taxable year ended December 31, 2017, but has not made a determination as to whether it will or will not be a PFIC in the current tax year or in subsequent tax years. The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If the Company is a PFIC for any tax year during which a U.S. Holder holds common shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such common shares. If the Company is a PFIC for any tax year during which a U.S. Holder owns common shares, the Company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder makes a “deemed sale” election with respect to the common shares. If the election is made, the U.S. Holder will be deemed to sell the common shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s common shares would not be treated as shares of a PFIC unless the Company subsequently becomes a PFIC. U.S. Holders should consult their own U.S. tax advisors regarding the availability and desirability of a deemed sale election.

Under the default PFIC rules:

•	Any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of common shares (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it (together with all other distributions received in the relevant tax year) exceeds 125% of the average annual distribution received during the shorter of the preceding three years or the U.S. Holder’s holding period for the common shares) received on common shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for the common shares;

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•	The amount allocated to the current tax year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year;
•	The amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year; and
•	An interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year.

A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”) or a timely and effective election to treat the Company and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the default PFIC rules described above with respect to common shares U.S. Holders should be aware that there can be no assurance that the Company has satisfied or will satisfy the recordkeeping requirements that apply to a QEF or that the Company has supplied or will supply U.S. Holders with information such U.S. Holders require to report under the QEF rules in the event that the Company is a PFIC for any tax year.

A timely and effective QEF Election requires a U.S. Holder to include currently in gross income each year its pro rata share of the Company’s ordinary earnings and net capital gains, regardless of whether such earnings and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary earnings or gains without a corresponding receipt of cash from the Company. If the Company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in the common shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of common shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary earnings and net capital gains for the year and the Company may not provide this statement, in which case a QEF Election cannot be made. In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election will apply. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular, but limited, circumstances, including if it had a reasonable belief that the Company was not a PFIC and did not file a protective election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election (including a “pedigreed” QEF election where necessary) for the Company and any Subsidiary PFIC.

Alternatively, a Mark-to-Market Election may be made with respect to “marketable stock” in a PFIC if which is stock that is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable U.S. Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If the common shares are considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to its common shares. However, there is no assurance that the common shares will be or remain “regularly traded” for this purpose. A Mark-to-Market Election may not be made with respect to the stock of any Subsidiary PFIC. Hence, a Mark-to-Market Election will not be effective to eliminate the application of the default PFIC rules, described above, with respect to deemed dispositions of Subsidiary PFIC stock, or excess distributions with respect to a Subsidiary PFIC.

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A U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to common shares generally will be required to recognize as ordinary income in each tax year in which the Company is a PFIC an amount equal to the excess, if any, of the fair market value of such shares as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such shares as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in the common shares generally will be increased by the amount of ordinary income recognized with respect to such shares. If the U.S. Holder’s adjusted tax basis in the common shares as of the close of a tax year exceeds the fair market value of such shares as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such shares for all prior taxable years. A U.S. Holder’s adjusted tax basis in its common shares generally will be decreased by the amount of ordinary loss recognized with respect to such shares. Any gain recognized upon a disposition of the common shares generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as an ordinary loss to the extent of net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to the common shares.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of common shares may (under certain circumstances) be entitled to receive either a deduction or a credit for such Canadian income tax paid generally at the election of such U.S. Holder. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of common shares, or on the sale or other taxable disposition of common shares will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would generally be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency.

Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

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Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621.

Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on the common shares, and (b) proceeds arising from the sale or other taxable disposition of common shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 24%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP, EXERCISE OR DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

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EXPENSES

We estimate that the total expenses of this offering payable by us, excluding the fees of Cantor and Cantor’s reimbursable expenses, will be approximately $75,000 as follows. All amounts are estimated except for SEC registration fee and FINRA filing fee.

SEC registration fee	$4,250
FINRA filing fee	3,112
Transfer agent fees and expenses	5,000
Printer fees and expenses	1,500
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Miscellaneous	1,138
Total	$75,000

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2017.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Salley Bowes Harwardt Law Corp., Vancouver, British Columbia, Canada with respect to matters of Canadian law and Lewis Brisbois Bisgaard & Smith LLP, San Francisco, California with respect to matters of United States law. Cantor Fitzgerald & Co. is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Avino Silver & Gold Mines, Ltd. appearing in Avino Silver & Gold Mines, Ltd. Annual Report on Form 20-F as filed with the SEC on April 3, 2018, have been audited by Manning Elliot LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information relating to the Company’s mineral properties in this prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Tetra Tech Canada Inc., QG Australia (Pty) Ltd, Kirkham Geosystems Ltd., and Jasman Yee, P. Eng. and this information has been included in reliance on such persons’ and companies’ expertise.

Tetra Tech Canada Inc., QG Australia (Pty) Ltd, Kirkham Geosystems Ltd., and Jasman Yee, P. Eng and any director, officer, employee or partner thereof, has not received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company, except that Mr. Yee is a director of the Company and has received compensation for servicing as such.

ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

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In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A, filed with the SEC on July 26, 2011;

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on April 3, 2018;

•	Exhibit 99.1 to our Form 6-K filed with the SEC on April 10, 2018, containing the Technical Report Resources Update for the Avino Property with the effective date of February 21, 2018;

•

Exhibit 99.1 to our Form 6-K for April 2018 filed with the SEC on April 26, 2018 containing our Information Circular dated April 19, 2018 related to our Annual and Special Meeting of Shareholders to held on May 24, 2018;

•

Exhibits 99.1 and 99.2 to our Form 6-K filed with the SEC on May 16, 2018, containing our Condensed Consolidated Interim Financial Statements for the three months ended March 31, 2018 and Management Discussion and Analysis;

•	Exhibit 99.1 to our Form 6-K filed with the SEC on June 18, 2018 containing information on change of director; and

•

Exhibits 99.1 and 99.2 to our Form 6-K filed with the SEC on August 8, 2018, containing our Condensed Consolidated Interim Financial Statements for the six months ended June 30, 2018 and Management Discussion and Analysis.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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Each person, including any beneficial owner to whom this prospectus is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Dorothy Chin, Corporate Secretary

Avino Silver & Gold Mines, Ltd.

570 Granville Street, Suite 900

Vancouver, British Columbia V6C 3P1

Canada

Tel: 604 682-3701

Fax: 604 682-3600

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We also maintain a website at www.avino.com, through which you can access our SEC filings. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

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Up to $8,000,000

Common Shares

PROSPECTUS

, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Our Articles of Incorporation provide that we must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all judgment, penalty or fine awarded or imposed to which such person is or may be liable, by reason of the eligible party being or having been a director or alternate director of the Company. We may indemnify any person under our Articles of Incorporation. We may, and do, maintain a policy of insurance for the benefit of directors, officers and employees against liability incurred by such individual acting in their capacity as a director, officer or employee.

We are subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”). Under Section 160 of the Act, we may, subject to Section 163 of the Act, indemnify an individual who:

•	is or was a director or officer of our company;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request; or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of our company or an associated corporation, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (an ”eligible proceeding”) to which the eligible party is or may be liable and we may, subject to section 163 of the Act, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our Articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our Articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

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If an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of our company or an eligible party:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

Under the Act, the Articles may affect our power or obligation to give an indemnity or pay expenses to the extent that the Articles prohibit giving the indemnity or paying the expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

We believe that the foregoing policies and provisions of our Articles and bylaws are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted with respect to our directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 9. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description
1.1	Form of Underwriting Agreement with respect to Common Shares*
1.2	Form of Underwriting Agreement with respect to Warrants*
1.3	Form of Underwriting Agreement with respect to Units*
1.4	Form of Underwriting Agreement with respect to Debt Securities*
4.1	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Common Share*
4.2	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Units*
4.3	Form of Unit Agreement (including Form of Unit Certificate)*
4.4	Form of Debt Security*
5.1	Opinion of Salley Bowes Harwardt Law Corporation**
10.1	Amended and Restated Controlled Equity Offering SM Sales Agreement dated as of August 21, 2018 by and between Cantor Fitzgerald & Co. and Avino Silver & Gold Mines, Ltd.**
23.1	Consent of Salley Bowes Harwardt Law Corporation (included in Exhibit 5.1)
23.2	Consent of Manning Elliot LLP**
23.3	Consent of Tetra Tech Canada Inc.**
23.4	Consent of Ausenco Engineering Canada Inc.**
23.5	Consent of Kirkham Geosystems Ltd.**
23.6	Consent of Jasman Yee, P.Eng.**
24.1	Power of Attorney (included in signature page to this Registration Statement)**

_____________

* If applicable, to be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934 and incorporated here by reference.

** Filed herewith

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Item 10. Undertakings

(a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, province of British Columbia, Canada, on the 21st day of August, 2018.

AVINO SILVER & GOLD MINES, LTD.

By:	/s/ David Wolfin
David Wolfin, President,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, David Wolfin and Malcolm Davidson, and each them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, that are related to the offering covered by this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ David Wolfin	Date: August 21, 2018
David Wolfin,
President & Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Malcolm Davidson	Date: August 21, 2018
Malcolm Davidson,
Chief Financial Officer
(Principal Financial and Accounting Officer)

By:	/s/ Jasman Yee	Date: August 21, 2018
Jasman Yee,
Director

By:	/s/ Michael Baybak	Date: August 21, 2018
Michael Baybak, Director Authorized Representative in the United States

By:	/s/ Gary Robertson	Date: August 21, 2018
Gary Robertson,
Director

By:	/s/ Peter Bojtos	Date: August 21, 2018
Peter Bojtos,
Director

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